LOAN AGREEMENT

THIS AGREEMENT is dated March 1, 1996, and is entered into by and between PENN OCTANE CORPORATION, a Delawar corporation (hereinafter called "Borrower"), whose address is 900 Veterans Blvd., Suite 510, Redwood City, California 94063, and TRAKO International Company Limited,
(hereinafter called "Lender") whose adress is Heiligkreuz 6, P.O. Box 129,
 FL-9490, VADUZ, FURSTENTUM LIECHTENSTEIN.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

 1.  Commitment of the Lender.

     Subject to the terms and conditions of this agreement, the Lender agrees to lend to the Borrower the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000).

 2.  Promissory Note Evidencing Borrowing.

     The borrowing hereunder is evidenced by a promissory note payable to the order of the Lender (the "Note") of even date herewith, executed by the Borrower and maturing in eighteen (18) months. The Note shall bear interest of ten percent per annum (10%) and otherwise shall be in the form of Exhibit A attached hereto and made a part hereof for all purposes.

 3.  Security.

     Payment of the Note shall be secured by the following (the "Security" or "Collateral"):

     a. All tanks, pumps, product, inventory, equipment and other personal property located on the Borrower's location at the Port of Brownsvill in Camercon County, Texas (the "Port Facility").

     b. Any proceeds received by Borrower from a judgment or settlement of Borrower's litigation with the International Bank of Commerce-Brownsville, subject to prior claims and commitments made by Borrower as part of settlement agreemetns entered into with Lauren Constructors, Inc., Thomas G. Janik & Associates, Inc., MTS Systems and Louisiana Chemical Co.

     c.  UCC Financing Statements as applicable.

4.  Note Payment; Prepayment Privilege.

     a. Payment of accrued and unpaid interest shall be made on March 1, 1997 and on the Maturity Date (as defined below).

     b. Payment of principal shall be made on the earlier of September 1, 1997 or within five (5) days of the receipt by Borrower of the proceeds from a secondary offering of equity in the minimum amount of Five Million Dollars ($5,000,000) (the "Maturity Date").

     c. Borrower may prepay the principal balance in full without premium or penalty, together with andy accrued and unpaid interest to the date of such prepayment upon thirty (30) days written notice to Lender.

     d. Until otherwise directed by written notice from Lender to Borrower, all payments on the Note shall be made to the following:

                TRAKO International Co. Ltd., VADUZ
                Account No. 73993.5000 with
                UEBERSEEBANK AG, ZURICH, attn. Mr. K. Groebli
                (Corresponding bank:  Chase Manhattan Bank NA, New York)


 5.  Warranties and Representations.

     The Borrower warrants and represents that:

     a. This agreement and the Note are legal, valid and binding upon the parties thereto and enforceable in accordance with their terms' and all corporate proceedings of the Borrower prerequisite to the effectiveness of any instruments described herein have been duly and properly held.

     b. Penn Octance Corporation ("POCC") is a corporation duly organized and in good standing under the laws of the State of Delaware and is duly authorized to conduct business in the State of Texas. POCC has requisite power and authority to own, operate and lease its poroperties and assets, to carry on its business and to enter intop and perform under the provisions of this agreement.

     c. Neither the making nor performance of this agreement nor the borrowing hereunder, requires the consent or approval of any governmental instrumentality or any other person or entity.

     d. The financial statements furnished (or to be furnished) hereunder accurately reflect the financial position of the Borrower on the dates of said statemetns and no material changes in financial condition ahve occurred since such dates as of the date of closing of this loan transaction.

     e. Any financial changes or other occurences adverse to the interests of the Borrower or the Lender will be promptly brought to the attention of the lender.

 6.  Borrower's Affirmative Covenants.

      Until the Note is paid in full, the Borrower agrees that (unless the Lender shall otherwise consent in writing) it will:

     a. Furnish to the Lender annual audited financial statements on the Borrower within ninety (90) days following the end of each fiscal year, and quarterly financial statements withing forty-five (45) days after the end of each fiscal quarter. The Borrower agrees to furnish to the Lender such additional statements and supportive information, whether financial or otherwise, as the Lender may reasonably request from time to time.

     b. Comply with all laws, regulations and governmental requirements applicable to all aspects of the Borrower's operations and transactions.

     c. Keep the Lender fully advised as to any matter or occurrence materially affecting the value of the Collateral.

 7.  Borrower's Negative Covenants.

     Until the Note is paid in full, the Borrower agrees that (unless the Lender shall otherwise consent in writing) it will not:

     a. Change the general character of business conducted at the date hereof, or engage in any type of business not reasonably related to the Borrower's business as presently conducted.

     b. Sell, transfer or otherwise dispose of any of the Collateral, except for payment of prior claims and settlements entered into as described in 3.b. above.

 8.  Events of Default; Remedies.

     a. If one or more of the following events (the "Events of Default") shall occur and be continuiing, then Lender shall be entitled to pursue such remedies as are provided for in subparagraph b. hereunder:

         i. Default shall be made and continue for ten (10) days in the payment when due of any installment of principal or interest on the Note;

        ii. A material adverse change occurs in the property or condition, financial or otherwise of the Borrower; and such material adverse change remains unremedied for a period of thirty (30) days;

       iii.  The dissolution of the Borrower;

        iv. The Borrower fails to pay its debts as they become due or admits its inability to pay its debts as they mature, or the Borrower is adjudicated bankrupt or insolvent or any of the property of the Borrower is sequestered by court order or a petition is filed against the Borrower under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or subsequently in effect, and such condition remains in existence or effect for a period of sixty (60) days; or

         v. The Borrower files a petition in voluntary bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or subsequently in effect, or consents to the filing of any petition against Borrower under any such law; or consents to the filing of any petition against Borrower under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of any of the property of Borrower, and such condition remains in existence or effect for a period of sixty (60) days.

     b.  Remedies.

         Upon the occurrance and during the continuation of any Event of Default hereunder, Lender shall be entitled to exercise all rights, powers and remedies Lender may have for the protection end enforcement of Lender's rights in respect of any Collateral granted as security for Borrower's obligations hereunder.

 9.  Withholding Tax Clause

         All payments of principal, interest and premium, if any, shall be effected and clear of any present or future taxes, imposts or levies of any nature, unless you are required by law to deduct or withhold such taxes from any payment to be made hereunder, in which event the amount due in respect of any such payment shall be increased to the extent necessary to ensure that, after the making of any such deduction or withholding, the Lender receives a sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

10.  Miscellaneous.

     a. All agreements, representations and warranties made herein and in any instrument referred to hereing shall survive the making of the loan hereunder, and shll be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that notwithstanding the foregoind, the Borrower shall not have the right to assign its rights or obligations hereunde without the prior written consent of the Lender.

     b. This agreement and the Note shall be governed and construed in accordance with the laws of the State of California.

EXECUTED on the day and year first above written


TRAKO International Company Limited

By: Dr. Peter Goop

"Lender"

PENN OCTANE CORPORATION

By:  Thomas A. Serleth

     Thomas A. Serleth
Its: Executive Vice President

"Borrower"

PROMISSORY NOTE

Amount $500,000                                              March 1, 1996

FOR VALUE RECEIVED, the undersigned, PENN OCTANE CORPORATION (the
 "Maker"), promises to pay to the order of JOHN H. ROBINSON (the "Payee"_, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS (U.S. $500,000.00) plus interest on the unpaid principal balance thereof (the "Principal Balance") at the rate and on the terms set forth in this (the "Note").

Section 1.  Payment Terms.

 (a)  Rate of Interest.  Beginning on the date hereof, interest
      (computed on the basis of the acrual number of days elapsed over a 360-day year) on the Principal Balance shall accrue at a rate per annum equal to ten percent (10%).

 (b) Payments of Interest. Interest shall be payable annually in arrears beginning March 1, 1997 and on the Maturity Date
      (as defined below).

 (c) Payments of Principal. The Maker shall pay the principal of the Note on the Maturity Date (as defined below).

      The Maker may prepay the Principal Balance in full, together with any accrued interest to the date of such prepayment, upon thirty (30) days written notice to Payee, without premium or penalty, provided that the Principal Balance and accrued but unpaid interst shall be due and payable in full on the earlier of September 1, 1997, or the receipt by Maker of a minimum of $5,000,000 in proceeds from a secondary offering of equity (th "Maturity Date").

 (d) Form and Application of Payments. All payments on this Note shall be (i) paid in lawful money of the United States of America during regular hours of the Payee at the office of the Payee at 260 Townsend Street, Second Floor, San Francisco, California 94107 or at such other place or in such other manner as the "Holder" (as defined below) may at any time or from time to time designate in writing to the Maker and (ii) applied first to the payment of accrued but unpaid interest and second to the reduction of the Principal Balance. The term "Holder" as used herein means the holder of this Note, including the Payee.

Section 2.  Security.

 All obligations of the Maker hereunder are secured under the Loan Agreement gby and between Maker and Payee.

Section 3.  Default.

 (a) If one or more of the following events (herein called "Events of Default") shall occur and be continuing, then Payee shall be entitled to pursue such remedies as are provided for in subparagraph (b) hereunder

    (i) Default shall be made and continue for ten (10) days in the payment when due of any installment of principal or interest on this Note;
   (ii) A material adverse change occurs in the property or condition, financial or otherwise of the Maker; and such material adverse change remains unremedied for a period of thirty (30) days;
  (iii)  The dissolution of Maker;
   (iv) The Maker fails to pay its debts as they become due or admits its inability to pay its debts as they mature, or the Maker is adjudicated bankrupt or insolvent or order or a petition is filed against the Maker under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or subsequently in effect, and such condition remains in existence or effect for a period of sixty (60) days; or

    (v) The Maker files a petition in voluntary bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against such Maker under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of any of the property of Maker, and such condition remains in existence or effect for a period of sixty (60) days.

 (b)  Remedies.

      Upon the occurrence and during the continuation of any Event of Default hereunder, Payee shall be entitled to exercise all of the rights, pwers and remedies Payee may have for the protection and enforcement of Payee's rights in respect of any collateral granted as security for Maker's obligations pursuant to the Loan Agreement.

Section 4.  Notices

 Any notice and other communications to be given or received hereunder, shall be given in writing to the following:

       Payee:   John H. Robinson
                260 Townsend Street, Second Floor
                San Francisco, California  94107

       Maker:   Penn Octane Corporation
                900 Veterans Blvd., Suite 510
                Redwood City, California  94063
                Attn:  Thomas A. Serleth
                       Chief Financial Officer

Section 5.  Governing Law.

 This Note, the Loan Agreement and all other instruments executed pursuant to this Note shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written


PENN OCTANE CORPORATION

By:  Thomas A. Serleth

Name:Thomas A. Serleth
Title: Executive Vice President &
       Chief Financial Officer

SECURITY AGREEMENT

Date:    April 12, 1996

Debtor:  Penn Octane Corporation

Debtor's Mailing Address:    5847 San Felipe, Suite 3420
    Houston, Texas 77057

Secured Party:     TRAKO International Company Limited

Secured Party's Mailing Address:  Heiligkreuz 6
    P.O. Box 129
    FL-9490 VADUZ, FURSTENTUM LIECHTENSTEIN

Classification of Collateral:     equipment and general intangibles

Collateral (including all accessions):

1. All tanks, pumps, equipment and other personal property located on, in or about the following described leased premises:

The property described in a Contract between Brownsville
 Navigation District of Cameron County, Texas, and Penn Octane
 Corp. dated October 5, 1993 covering 11.29 acres of land and as amended on February 11, 1994, to increase the leased premises to 14.51 acres of land.

2.  Contract between Brownsville Navigation District of Cameron
 County, Texas, and Penn Octane Corp. dated October 5, 1993 covering 11.29 acres and as amended on February 11, 1994, to increase the leased premises to 14.51 acres of land.

3.  Any cash recovery from litigation involving Penn Octane
 Corporation or International Energy Development Corp. and
 International Bank of Commerce-Brownsville.

Each of the above is given as collateral subject to all prior liens and/or assignments.

Obligation:   Note:

Date:    April 12, 1996
Amount:  $500,000.00
Maker:   Penn Octane Corporation
Payee:   TRAKO International Company Limited
Final Maturity Date:    October 12, 1997
Terms of Payment:  (optional): as provided therein

Debtor's Representation Concerning Location of Collateral
 (optional): Cameron County, Texas.

    Subject to the terms of this agreement, Debtor grants to Secured Party a security interest in the collateral and all its proceeds to secure payment and performance of Debtor's obligation in this security agreement and all renewals and extensions of any of the obligation.

Debtor's Warranties

    1. Financing Statement. The collateral is subject to assignments and prior financing statements which have been filed in any public office, if any.

    2. Ownership. Debtor owns the collateral and has the authority to grant this security interest. Ownership may be subject to prior liens, security interests, or encumbrances.

    3. Fixtures and Accessions. None of the collateral is affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

    4. Financial Statements. All information about Debtor's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.

Debtor's Covenants

    1. Protection of Collateral. Debtor will defend the collateral against all claims and demands adverse to secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one. The collateral will remain in Debtor's possession or control at all times, except as otherwise provided in this agreement. Debtor will maintain the collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for

    2. Insurance. Debtor will insure the collateral in accord with Secured Party's reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage.
 Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party's other requirements. All policies will provide that Secured Party will receive at least ten days' notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued.
 Debtor assumes all risk of loss and damage to the collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.

    3. Secured Party's Costs. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest or the collateral and in collecting or enforcing the note. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorneys' fees and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the obligation, and Debtor will pay Secured Party this interst on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the obligation and will be recoverable as such in all respects.

    4. Additional Documents. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

    5.   Notice of Changes.  Debtor will immediately notify
 Secured Party of any material change in the collateral;
 change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement;
 change that may affect this security interest; and any event of default.

    6. Use and Removal of Collateral. Debtor will use the collateral primarily according to the stated classification unless Secured Party consents otherwise in writing.
 Debtor will not permit the collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

    7. Sale. Debtor will not sell, transfer, or encumber any of the collateral without the prior written consent of Secured Party.

Rights and Remedies of Secured Party

    1. Generally. Secured Party may exercise the following rights and remedies either before or after default:

a.  take control of any proceeds of the collateral;
b. release any collateral in Secured Party's possession to any debtor, temporarily or otherwise;
c. take control of any funds generated by the collateral, such as refunds from and proceeds of insurance, and reduce any part of the obligation accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed collateral covered by insurance; and
d. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the collateral either in Secured Party's or Debtor's name, as Secured Party desires.

    2. Insurance. If Debtor fails to maintain insurance as required by this agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the obligation.

Events of Default

    Each of the following conditions is an event of default:

    1. if Debtor defaults in timely payment or performance of any obligation, covenant, or liability in any written agreement between Debtor and Secured Party or in any other transaction secured by this agreement;

    2. if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;

    3. if a receiver is appointed for Debtor or any of the collateral;

    4. if the collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligation;

    5. if any financing statement regarding the collateral but not related to this security interest and not favoring
 Secured Party is filed;

    6.   if any lien attaches to any of the collateral;

    7. if any of the collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.

Remedies of Secured Party on Default

    During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of the obligation immediately due in whole or part, enforce the obligation, and exercise any rights and remedies granted by chapter 9 of the Texas Business and Commerce Code or by this agreement, including the following:

    1. require Debtor to deliver to Secured Party all books and records relating to the collateral;

    2. require Debtor to assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties;

    3. take possession of any of the collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

    4. sell, lease, or otherwise dispose of any of the collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Business and Commerce Code after giving notice as required by those chapters; unless the collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified on this agreement at least ten days before any public sale or ten days before the time when the collateral may be otherwise disposed of without further notice to Debtor;

    5. surrender any insurance policies covering the collateral and receive the unearned premiums;

    6. apply any proceeds from disposition of the collateral after default in the manner specified in chapter 9 of the Texas Business and Commerce Code, including payment of Secured Party's reasonable attorneys' fees and court expenses; and

    7. if disposition of the collateral leaves the obligation unsatisfied, collect the deficiency from Debtor.

General Provisions

    1. Parties Bound. Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns.
 Assignment of any part of the obligation and delivery by Secured Party of any part of the collateral will fully discharge Secured Party from responsibility for that part of the collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this agreement shall bind Debtor's personal representatives, successors, and assigns.

    2. Waiver. Neither delay in exercise nor partial exercise of any Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured
 Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waivi

    3. Reimbursement. If Debtor fails to perform any of Debtor's obligations, secured Party may perform those obligations and be reimbursed by Debtor on demand at the place where the note is payable for any sums so paid, including attorneys' fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The Sum to be reimbursed shall be secured by the security agreement.

    4. Interest Rate. Interest included in the obligation shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the obligation, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the obligation or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the obligation.

    5. Modifications. No provisions of this agreement shall be modified or limited except by written agreement.

    6. Severability. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

    7. After-Acquired Consumer Goods. This security interest shall attach to after-acquired consumer goods only to the extent permitted by law.

    8. Applicable Law. This agreement will be construed according to Texas laws.

    9. Place of Performance. This agreement is to be performed in the county of Secured Party's mailing address.

    10. Financing Statement. A carbon, photographic, or other reproduction of this agreement or any financing statement covering the collateral is sufficient as a financing statement.

    11. Presumption of Truth and Validity. If the collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.

    12. Singular and Plural. When the context requires, singular nouns and pronouns include the plural.

    13. priority of Security Interest. This security interest shall neither affect nor be affected by any other security for any of the obligation. Neither extensions of any of the obligation nor releases of any of the collateral will affect the priority or validity of this security interest with reference to any third person.

    14. Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

    15.  Agency.  Debtor's appointment of Secured Party as
 Debtor's agent is coupled with an interest and will survive any disability of Debtor.

    16. Attachments Incorporated. The addendum indicated below is attached to this agreement and incorporated into it for all purposes:

    X    Accounts, Inventory, Documents, Chattel Paper, General Intangibles.

PENN OCTANE CORPORATION

BY: _____________________________
ITS:     _____________________________

(Acknowledgment)

State of
County of

    This instrument was acknowledged before me on the ____ day of July, 1996, by Thomas A. Serleth, Executive
 Vice President and Chief Financial Officer of Penn Octane
 Corporation, on behalf of Penn Octane Corporation.

    _____________________________
    Notary Public, State of


PREPARED BY:

FLEMING, HEWITT & OLVERA
Brownsville, Texas  78521

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE THEREOF HAS BEEN REGISTERED UNDER THE CEURITIES ACT OF 1933, AS AMENDED
(THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER ANY APPLICABLE STATE SECURITIES LAW.

COMMON STOCK PURCHASE WARRANT
Void after February 28, 2001

No. 001                                        Warrant to Purchase 50,000
                                           Shares of Common Stock, $.01
                                           par value

PENN OCTANE CORPORATION (POCC)

This is to Certify That, FOR VALUE RECEIVED,

TRAKO International Company Limited

or registered assign(s) (herein referred to as the "Holder", whether one or more), is entitled to purchase, subject to the provisions of this Warrant, from PENN OCTANE CORPORATION (POCC), ad Delaware Corporation
(the "Company"), but in no event later than 5:00 p.m., San Francisco time, on April 11, 2001 (or, if such date is a day authorized by law to close, then on the next succeeding day which shall not be such a day), 50,000 shares of Common Stock (herein so called), $.01 par value, of the Company at a price of $5.00 per share, subject to adjustment as to number of shares and purchase price as set forth in Section 6 below. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

The shares of Common Stock issuable upon exercise of the Warrants are sometimes herein called the "Warrant Stock."

 1. Exercise of Warrant This Warrant may be exercised in whole or in part at any time and fromt time to time by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchaseable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper from for exercise, accompanied by payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The issuance of certificates for shares of Common Stock upon the exercise orf this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof
(with the exception of any federal or state income taxes applicable thereto), all such taxes to be required to pay any tax which amy be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.
The Company will at no time close its tranfer books against the transfer orf this Warrant or the issuance of any shares of Common Stock issuable upon the exercis of this Warrant in any manner which interferes with the timely exercise of this Warrant.

2. Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon erecise hereof will, upon issuance, by duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

3. Fractional Shares. This Warrant shall not be exercisable in such manner as to require the issuance of fractional shares or script representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant, fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof, the Company shall pay the Holder an amount in cash equal to such fraction mutiplied by the Fair Market Value of such fractional share. The term "Fair Market Value" shall mean, as of a particular date, the market price on such date.

The market price on such day shall be the last sale price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or it the Common Stock is not then listed or admitted to trading on any stock exchange, the market price on such day shall be the average of the reported closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any wstock exchange, the market price on such day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System or, if not so quoted, then as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If there shall be no meaningful over-the-counter market, then Fair Market Value shall be such amount, not less than book value, as may be determined by the Board of Directors of the Company.

4. Exchange or Assignment of Warrant. This Warrant is exchangeable, without expense (other than applicable transfer taxes), at the option of the Holder, upon presentation and surrender hereof to the Company for any other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 11 below, upon surrender of this Warrant to the Company with an assignment form duly executed, and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be concelled. This Warrant may be divided or combined with other
Warrants which carry the same rights upon presentation hereof the office or agency of the Company maintained for that purpose, together with a written notice specifying the names and denominations in which new Warrants are to be issued signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged, and the term "Holder" as used herein includes any holder of any Warrant into which this Warrant may be divided or for which this Warrant may be exchanged.

5. Rights of the Holder. The Holder shall not, by virue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder arelimited to those expressed in this Warrant.

6. Adjustment of Exercise Rights. If, and whenever, after the date hereof and prior to delivery by the Company pursuant to exercies of this Warrant of all shares of Warrant Stock purchasable upon exercise of this Warrant:

  a. The number of outstanding shares of the Company's stock of the class at the time purchasable upon exercise of this Warrant is increased as the result of a subdivision of such outstanding shares of stock of such class in payment of a dividend declared upon the outstanding shares of stock of such class, then the number of shares of Warrant Stock at the time remaining subject to issuance upon exercise of this Warrant shall thereupon be increased proportionately, and Exercise Price at the time in effect shall thereupon be decrease proportionately; or

  b. The number of outstanding shares of the Company's stock of the class at the time purchasable upon exercise of this Warrant is decreased as the result of a combination of outstanding shares into a smaller number of shares, then the number of shares of Warrant Stock at the time remaining subject to issuance upon exercies of this Warrant shall thereupon be decreased proportionately, and the Exercise Price at the time in effect shall thereupon be increased proportionately; or

  c. The outstanding shares of the Company's stock of the class at the time purchasable upon exercise of this Warrant are changed (including a change in par value) as the result of a reclassification (other than a reclassificaiton resulting solely in a change to which the provisions of clause a. or b. are applicable), or the Company merges with another corporation or corporations in a merger in which the Compan is the resulting corporation (except a merger that does not result in a reclassification of the outstanding shares of the Company's stock of the class at the time purchasable upon exercise of this Warrant), then thereafter, upon any exerecise of this Warrant the registered holde hereof will, at no additional cost, be entitled to receive (subject to any additional cost, be entitled to receive (subject tot any required action by stockholders), in lieu of the number and class of shares of stock theretofore purchasable upon such exercise, the number and class of shares of stock and/or other securities and/or property receivable, as a result of such relassification or merger, by a holder of that number and class of shares of stock theretofore purchasable upon such exercise.

  d. Reorganizaiton or Reclassification. In the event of any capital reorganization ro any reclassification of the capital stock of the Company, this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the company issuable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

  e. Effect of Merger or Consolidation. In the event the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or shall sell or convey its property as an entirety or substantially as an entirety, and, in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder shall thereafter be entitled to purchase (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holders of the Warrant, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.

  f. No adjustments for Small Amounts. Anything herein to the contrary notwithstanding, no adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less the $.01 per share, but in such case, any adjustment that would otherwise be required tehn to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to $.01 per share or more.

  g. Statement of Adjustments. Whenever the Exercise Price and number of shares of Common Stock purchasable hereunder is required to be adjusted as provided herein, the Company shall promptly make a certificate signed by its President or a Vice President and its Trasurer or Assistant Treasurer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjsutment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price and number of shares of Common Stock purcasable hereunder after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed to the holder of the Warrant.

7.  Notice to Warrant Holders.  So long as this Warrant shall be outstanding,
    (i) if the Company shall pay any dividend or make any discribution upon its Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock or securities of any class or any other rights,or (iii) if any capital reorganization of the Company, reclassification of the capital stock or the Company, consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or voluntary or involuntary dissolution or liquidation of the Company shall be effected, then, in any such case, the Company shall cause to be mailed to the Holder, at least twenty-one
    (21) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or tights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassificaiton, reorgainzaiton, consolidation, merger, conveyance, dissolution or liquidation. Such mailing shall be a condition precendent to takin of the action proposed to be taken by the Company.

8. Certain obligations of the Company. The Company agrees that it will not increase the par value of the shares of Warrant Stock issuable upon exercise of this Warrant above the prevailing and currently applicable Exercise Price hereunder, and that before taking any action that would cuase an adjustment reducing the prevailing and current applicable Exercise Price hereunder below the then par value of the Warrant Stock at the time issuable upon exercise of this Warrant, the Company will take such corporate action, as in the opinion of its counsel, may be necessary in order that the Company may validly issue fully paid nonassessable shares of such Warrant Stock. The Company will maintain an office or agency where presentations and demands to or upon the Company in respect of this Warrant may be made and will give notice in writing to the registered holders of the then outstanding
    Warrant may be made and will give notice in writing to the registered holders of the then outstanding Warrants, at their addresses as shown on the books of the Company, of each change of location thereof.

9. Determination by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant will be made in good faith with due regard to the interest of the registered holder of this Warrant and in accordance with sound financial practices.

10. Notice. All notices to the Holder shall be in writing, and all notices and certificates given to the Holder shall be sent registered or certified mail, return receipt requested, to such Holder at his address appearing on the records of the Company.

11. Replacement of Lost, Stolen, Destroyed or Mutilated Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of the original holder of this Warrant or his nominee, upon delivery of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation, the Company, at its expense, will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.

12. Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13. Applicable Law. This Warrant shall be governed by, and constructed in accordance with, the laws of the State of Delaware.

WITNESS the execution hereof under seal this 6th day of June, 1996.


PENN OCTANE CORPORATION
(POCC)


Attest:  Thomas A. Serleth          By:  Mark D. Casaday
         Mr. Thomas A. Serleth           Mr. Mark D. Casaday
         Its:  Assistant Secretary       Its:  President